EXHIBIT 23




                               CONSENT OF KPMG LLP


The Board of Directors
General Mills, Inc.:

     We consent to incorporation by reference in the Registration Statements (No. 2-49637 and 333-75808) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-95574, 33-24504, 33-27628, 33-32059, 33-36892, 33-36893,
33-50337, 33-62729, 333-13089, 333-32509, 333-65311, 333-65313, 333-90010, and
333-90012) on Form S-8 of General Mills, Inc. of our report dated June 24, 2002, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 26, 2002 and May 27, 2001 and the related consolidated statements of earnings, stockholders' equity, cash flows and our report dated June 24, 2002 on the related financial statement schedule for each of the fiscal years in the three-year period ended May 26, 2002, which reports are included or incorporated by reference in the May 26, 2002 annual report on Form 10-K of General Mills, Inc.



                                        /s/ KPMG LLP

Minneapolis, Minnesota
August 13, 2002